Exhibit 5.1

[Goodwin Procter Letterhead]

August 9, 2016

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of an automatic shelf registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of an indeterminate amount of (i) debt securities (the “Debt Securities”) of MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and MPT Finance Corporation, a Delaware corporation (“MPT Finance” and, together with the Operating Partnership, the “Issuers”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by Medical Properties Trust, Inc., a Maryland corporation (the “Parent Guarantor”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities”. The Registration Statement provides that the Securities may be offered in one or more series and in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement. Reference is made to the Indenture, dated as of October 10, 2013, by and among the Issuers, Parent Guarantor, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Base Indenture”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Issuers and Parent Guarantor.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law), the Delaware Revised Uniform Limited Partnership Act and the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws or (ii) state or federal antitrust laws.

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

August 9, 2016

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to the Debt Securities, (a) the authorization by the Issuers of the amount, terms and issuance of such Debt Securities (the “Issuers’ Authorization”) and (b) the issuance of such Debt Securities in accordance with the Issuers’ Authorization upon the receipt by the Issuers of the consideration to be paid therefor in accordance with the Issuers’ Authorization;

•	with respect to the Guarantees, (a) the authorization by the Parent Guarantor of the terms and issuance of the Guarantees (the “Parent Guarantor Authorization”) and (b) the issuance of such Guarantees in accordance with the Parent Guarantor Authorization; and

•	with respect to the Securities, (a) the authorization, execution and delivery of a supplemental indenture to the Base Indenture relating to such Securities by the Issuers and the Parent Guarantor and the trustee thereunder and/or (b) the establishment of the terms of such Debt Securities by the Issuers and the establishment of the terms of such Guarantees by the Parent Guarantor in conformity with the Indenture, as amended and supplemented by the applicable supplemental indenture, and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the Indenture, as amended and supplemented by the applicable supplemental indenture, and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that upon the Future Authorization and Issuance of Securities:

1.	Such Debt Securities will be valid and binding obligations of the Issuers; and

2.	Such Guarantees will be valid and binding obligations of the Parent Guarantor.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP